UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Information

Item 8.01 Other Information

As previously disclosed, on August 30, 2019, TSR, Inc. (“TSR” or the “Company”), entered into a settlement and release agreement (the “Settlement Agreement”) and share repurchase agreement (the “Repurchase Agreement”) with certain investor parties, including Zeff Capital, L.P., Zeff Holding Company, LLC and Daniel Zeff, QAR Industries, Inc. and Robert Fitzgerald, and Fintech Consulting, LLC and Tajuddin Haslani (collectively, the “Investor Parties”), with respect to the previous proxy contest and all disputes and pending litigation between the Company and the Investor Parties.

As more fully described in the Company Definitive Proxy Statement, filed on October 1, 2019, pursuant to the terms of the Settlement Agreement, the Company agreed to solicit proxies for two alternative slates of two (2) Class I directors for election at the 2018 Annual Meeting, scheduled for October 22, 2019. One slate consisted of two directors nominated by the Company, Ira Cohen and Raymond Roel (the “TSR Slate”), and one slate consisted of nominees selected by Zeff Capital, L.P., H. Timothy Erikson and Bradley M. Tirpak (the “Zeff Slate”). Under the terms of the Settlement Agreement, if the Company completed the Repurchase (as defined in the Repurchase Agreement) and made the Settlement Payment (as defined in the Settlement Agreement) prior to the 2018 Annual Meeting, Zeff Capital, L.P. would withdraw its director slate from consideration at the 2018 Annual Meeting. If the Company did not complete the Repurchase or make the Settlement Payment prior to the 2018 Annual Meeting, the Company would withdraw its director slate and support the slate proposed by Zeff Capital, L.P.

As of the date hereof, the Company has not completed the Repurchase and the Settlement Payment. Accordingly, the Company hereby withdraws its slate of two Class I directors from consideration for election at the 2018 Annual Meeting. The Zeff Slate shall be the only slate of directors standing for election to the Board at the 2018 Annual Meeting. Any vote for the TSR Slate received by the Company shall constitute a vote for the Zeff Slate. The Company shall cause its directors and executive officers to cause any shares of Common Stock beneficially owned by them as of the record date for the 2018 Annual Meeting to be present for quorum purposes and to be voted in favor of the Zeff Slate at the 2018 Annual Meeting.

The Company continues to pursue debt and equity financing arrangements in order to complete the Repurchase and Settlement Payment. However, there can be no assurance that Company will be able to obtain financing arrangements on acceptable terms in order to complete the Repurchase and Settlement Payment. If the Company completes the Repurchase and Settlement Payment prior to 5:00 pm, Eastern Time, on December 30, 2019, the Zeff Slate will resign from the Company’s board of directors. If the Company does not complete the Repurchase or make the Settlement Payment as of 5:00 pm, Eastern Time, on December 30, 2019, the current members of the board of directors of the Company will resign from the Company’s board of directors and the Zeff Slate will constitute the only directors then-serving on the Board.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date of this report, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to obtain financing arrangements in order to complete the Repurchase and Settlement Payment, as well as the other risks and uncertainties set forth in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President, Chief Financial
Officer and Secretary

Date: October 21, 2019

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